Exhibit 99.1

Press Release

For Immediate Release

WMI HOLDINGS CORP. RETAINS BLACKSTONE

TO ASSIST WITH ACQUISITION STRATEGY

SEATTLE, July 19, 2012 – WMI Holdings Corp., (OTC: WMIH) (“WMI Holdings” or the “Company”), formerly Washington Mutual, Inc., today announced that it has retained Blackstone Advisory Partners L.P. (“Blackstone”) to assist the Company in developing its acquisition strategy and to provide financial advisory services in connection with potential transactions.

Under the terms of the agreement, Blackstone will work with the Company to consider potential mergers, acquisitions or business combinations. Blackstone will assist with developing an acquisition strategy, identifying and evaluating strategic opportunities, collecting and analyzing information regarding potential target companies, determining the valuation of potential target companies and advising on capital raising, if needed, to fund this external growth strategy.

Michael Willingham, the Company’s Chairman of the Board of Directors, stated, “Having successfully emerged from bankruptcy, WMI Holdings has substantial cash and access to a $125 million credit facility to support a growth strategy through acquisitions and organic initiatives. We look forward to working with Blackstone to evaluate and pursue such opportunities.”

There can be no assurance that any transaction will occur or if so on what terms.

Blackstone, which served as an advisor to the Company during the pendency of the Company’s chapter 11 proceedings, is one of the world’s leading investment and advisory firms. It provides financial and strategic advisory, restructuring and reorganization advisory and fund placement services. Since the firm’s inception, Blackstone has advised clients on M&A deals representing over $495 billion in value and restructuring assignments involving approximately $1.1 trillion of total liabilities.

Tom Stoddard, a senior managing director of Blackstone Advisory Partners, commented, “Blackstone is excited for the opportunity to work with WMI Holdings and looks forward to assisting the Company in evaluating acquisition opportunities involving strong management teams across a broad-segment of the marketplace, including opportunities in the financial services sector.”

About WMI Holdings

WMI Holdings Corp., formerly Washington Mutual, Inc., consists primarily of WM Mortgage Reinsurance Company, Inc. (“WMMRC”), a wholly owned subsidiary of WMI that is incorporated in Hawaii. The primary business of WMI Holdings is a legacy reinsurance business that is currently operated in runoff mode by WMMRC.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains certain statements that may be deemed to be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on the Company’s current plans, expectations, estimates and management’s beliefs about the Company’s future performance. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates” or variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and are subject to risks and uncertainties that are difficult to predict and which may cause the Company’s actual results and performance to differ materially from those expressed or forecasted in any such forward-looking statements. These risks include, among other factors, changes in business, economic and market conditions, changes in government regulation, and changes in the competitive environment in which the Company operates. Some of the specific risks that are associated with the Company include, but are not limited to, the following: (i) the Company does not currently intend to have any of its securities listed on an exchange or a national market and, therefore, its common stock may have less liquidity than exchange-traded securities; (ii) transfers of the common stock of the Company are and will continue to be subject to certain transfer restrictions as set forth in the Articles and Bylaws; (iii) there is no guarantee that the Company will be able to successfully utilize the net operating losses that will be retained by the Company; (iv) the Company may need to seek regulatory approval from the Hawaii State Insurance Commissioner from time to time with respect to certain aspects of WM Mortgage Reinsurance Company, Inc.’s operations; and (v) the Company has limited management and staffing resources available to it to manage its operations and implement its corporate strategies. However, readers should carefully review the statements set forth in the reports, which the Company has filed or will file from time to time with the Securities and Exchange Commission.

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Contact

Andrew Siegel / Aaron Palash

Joele Frank, Wilkinson Brimmer Katcher

(212) 355-4449